UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2014, Amarantus BioScience Holdings, Inc. (the “Company”) entered into an Option Agreement (the “Option Agreement”) with Lonza Walkersville (“Lonza”) pursuant to which the Company was granted an exclusive option to acquire Cutanogen Corporation (the “Option”), a wholly-owned subsidiary of Lonza (“Cutanogen”).

As consideration for the Option, on November 10, 2014, the Company paid Lonza a one-time cash fee of $250,000. The Company has the right to exercise the option at any time after November 7, 2014 through and including December 31, 2014.

The Option shall be exercised pursuant to the Share Purchase Agreement, attached as Exhibit A to the Option Agreement (the “SPA”). Pursuant to the SPA the Company shall purchase all of the shares of Cutanogen then owned by Lonza (the “Shares”) as well as certain assets of Lonza (the “Lonza Assets”) as listed on Schedule 2 of the SPA.

As partial consideration for the Shares, the Company shall pay to Lonza, based upon the milestone schedule as set forth below:

•	$4,000,000 upon execution of the SPA;
•	$1,000,000 upon (i) successful completion of Phase 1 clinical trial, or (ii) submission for a Humanitarian Use Exemption; and
•	$4,000,000 upon submission of a Biologic License Application to the Federal Drug Administration.

In addition, the Company shall pay to Lonza two (2%) of Net Sales (as defined in the SPA) during each Earnout Period (as defined in the SPA).

Also on November 7, 2014, the Company entered into an Asset Purchase Agreement (the “APA”) by and among the Company, Regenicin, Inc. (“Regenicin”), Clark Corporate Law Group, LLP (“CCLG”), and Gordon & Rees, LLP (“Gordon”), pursuant to which the Company agreed to acquire certain assets of Regenicin (the “Assets”), including (i) rights to the pending litigation Regenicin brought against Lonza that was filed in the Superior Court of Fulton County, State of Georgia, which lawsuit was subsequently removed to the United States District Court for Northern Georgia (CV:1:13-CV-3569), and subsequently transferred to the United States District Court for New Jersey (CV:1:14-CV-02775) and is currently pending (the “Litigation”), and (ii) all of Cutanogen’s intellectual property rights held by Regenicin, including all intellectual property rights related to PermaDerm and any other engineered skin technology for the treatment of severe burns in humans, including any related trademarks. Upon exercise of the Option pursuant to the Option Agreement described above, the Company will dismiss the Litigation with prejudice.

As consideration for the Assets, the Company agreed to (i) pay Regenecin and CCLG a one-time aggregate cash fee of $3,500,000 pursuant to the schedule below, (ii) issue to Regenicin 37,500,000 shares of Amarantus common stock and (iii) pay Gordon a cash payment of $450,000 as payment for legal services provided during the Litigation at closing.

The cash portion of the consideration will be paid by the Company pursuant to the following schedule:

At Closing:

$300,000 to Regenicin

$200,000 to CCLG

On or before December 31, 2014:

$150,000 to Regenicin

$100,000 to CCLG

On January 31, 2015:

$2,550,000 to Regenicin

$200,000 to CCLG

Pursuant to the APA, upon receipt of the payments described above, the senior secured promissory note held by CCLG dated May 20, 2013, issued to CCLG by Regenicin, will be fully satisfied and terminated.

In addition, Amarantus received an exclusive, five (5) year option to license any severe burn-related products developed by Regenicin. Amrantus can exercise this option at a cost of $10,000,000 USD plus a royalty of 5% on gross revenues in excess of $150M USD.

The foregoing description of the Option Agreement and the APA does not purport to be complete and is qualified in its entirety by reference to the complete text of the Option Agreement and the APA, which are filed as Exhibit 10.1 and Exhibit 10.2 respectively hereto, and which are incorporated herein by reference.

The Company released a press release in connection with the foregoing, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Option Agreement, dated November 7, 2014, by and between Amarantus BioScience Holdings, Inc. and Lonza Walkersville.
10.2	Asset Purchase Agreement, dated November 7, 2014, by and among Amarantus BioScience Holdings, Inc., Regenicin, Inc., Clark Corporate Law Group, LLP, and Gordon & Rees, LLP.
99.1	Press release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: November 17, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer